UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 11, 2025 (October 22, 2024)

Date of Report (Date of earliest event reported)

Canadian Pacific Kansas City Limited

(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,

Canada, T2C 4X9

(Address of principal executive offices) (Zip Code)

(403) 319-7000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value, of Canadian Pacific Kansas City Limited	CP	New York Stock Exchange
Common Shares, without par value, of Canadian Pacific Kansas City Limited	CP	Toronto Stock Exchange
Perpetual 4% Consolidated Debenture Stock of Canadian Pacific Railway Company	CP40	New York Stock Exchange
Perpetual 4% Consolidated Debenture Stock of Canadian Pacific Railway Company	BC87	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2025, Canadian Pacific Kansas City Limited (the “Corporation”), as covenantor, and Canadian Pacific Railway Company (“CPRC”), as borrower, entered into a Credit Agreement (the “Credit Agreement”) with Bank of Montreal, as administrative agent, and the lenders and financial institutions party thereto, pursuant to which the lenders provided CPRC with $500 million in unsecured term loans, which have an initial six-month maturity. The Corporation has guaranteed the loans.

The loans bear interest, at the Corporation’s option, either at a base rate or SOFR plus a margin based on the Corporation’s senior unsecured credit rating. In the case of (i) base rate loans, the margin will range between 0 and 62.5 basis points and (ii) SOFR loans, the margin will range between 87.5 and 162.5 basis points. The Credit Agreement contains customary restrictions on the ability of the Corporation and CPRC to, among other things, incur or create liens, dispose of assets or merge or consolidate, and also contains customary affirmative covenants, applicable to the Corporation and CPRC. The Credit Agreement also includes a financial maintenance covenant requiring the Corporation to maintain a Funded Net Debt to EBITDA ratio of not more than 4.00:1.00.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2024, the Board of Directors (the “Board”) of the Corporation approved and adopted the Amended and Restated By-law No. 2 of the Corporation, which became effective the same day. Among other things, the amendments effected by the Amended and Restated By-law No. 2:

•

require that, if notice-and-access (as defined in Canadian National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in connection with a shareholder meeting that is to be held:

•

fifty (50) days or more after the public announcement of such meeting (the “Notice Date”), the nomination of an individual for election to the Board (a “Proposed Nominee”) by a shareholder of the Corporation (a “Nominating Shareholder”) must be received by the Corporation no later than the close of business on the fortieth (40th) day before the applicable meeting (but in any event, not prior to the Notice Date); and

•

less than fifty (50) days after the Notice Date, the nomination of a Proposed Nominee by a Nominating Shareholder must be received by the Corporation, in the case of an annual meeting, no later than the close of business on the tenth (10th) day following the Notice Date, and in the case of a special meeting of shareholders, no later than the close of business on the fifteenth (15th) day following the Notice Date;

•	require additional information be submitted by the Nominating Shareholder regarding a Proposed Nominee, including with respect to the Proposed Nominee and the Nominating Shareholder; and

•	incorporate other ministerial, clarifying and conforming changes.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 3.1	Amended and Restated By-law No. 2, effective as of October 22, 2024.

Exhibit 10.1	Credit Agreement, dated as of February 6, 2025, by and among Canadian Pacific Kansas City Limited, Canadian Pacific Railway Company, Bank of Montreal and the other lenders and financial institutions party thereto and Bank of Montreal, as administrative agent.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2025

CANADIAN PACIFIC KANSAS CITY LIMITED

	By:	/s/ Tyler Robinson
	Name:	Tyler Robinson
	Title:	General Counsel & Assistant Corporate Secretary